EXHIBIT 10.13

[Standard Form of Restricted Stock Agreement]

LINCOLN EDUCATIONAL SERVICES CORPORATION
2005 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Date of Award:   __________________

Participant:            __________________

Lincoln Educational Services Corporation (the “Company”) hereby grants the Participant [_____] shares of restricted common stock of the Company (the “Restricted Shares”), pursuant to the provisions of the Company’s 2005 Long-Term Incentive Plan (the “Plan”).

This grant of the Restricted Shares shall be subject to the terms and conditions of the Plan and this Award Agreement, including, but not limited to, the transfer restrictions set forth in Section C hereof and the cancellation provisions of Section B hereof.  The Plan provides a complete description of the terms and conditions governing all Awards granted thereunder.  This Award Agreement is subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt under the Plan.  If there is any inconsistency between the Plan and this Award Agreement, the Plan’s terms (or applicable rules and regulations of the Committee) shall control and supersede and replace any terms of this Award Agreement that conflict with the terms of the Plan.

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

(A)	Vesting Schedule.

(1)
Subject to the Participant’s continued employment with the Company and its Subsidiaries (the “Company Group”), [ ____ ] of the Restricted Shares shall vest on [ ____ ] (each, a “Vesting Date”).  Any fractional Restricted Shares resulting from the application of the vesting schedule shall be aggregated and the Restricted Shares resulting from such aggregation shall vest [ ____].

(2)	Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section C or cancellation pursuant to Section B.

(B)
Termination of Employment and Change in Control.  Unless otherwise set forth in an employment agreement between the Company and the Participant in effect as of the Date of Grant, if, prior to a Vesting Date, the Participant’s employment with the Company Group terminates for any reason, the unvested Restricted Shares shall be cancelled immediately and the Participant shall immediately forfeit any rights to the Restricted Shares; provided, however, that in accordance with Section 6(c) of the Plan, the  Committee may elect, in its sole discretion, prior to or in connection with such termination of employment, or upon a Change in Control, to provide for the vesting and payment of some or all of the Participant’s then outstanding Restricted Shares.

(C)
Transferability.  Pursuant to Section 12 of the Plan, the Restricted Shares are not transferable other than by last will and testament or by the laws of descent and distribution, and the Participant’s rights under this Award Agreement shall be exercisable during the Participant’s lifetime by the Participant only.

(D)
Rights as a Stockholder.  The Participant shall have, with respect to the Restricted Shares, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends, subject to the restrictions set forth in the Plan and this Award Agreement.

(E)
Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by the Participant as a result of a distribution to holders of Restricted Shares or as a dividend on the Restricted Shares shall be subject to the same restrictions as the related Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

(F)
Share Certificates.  The certificate representing the shares of Common Stock covered by the Restricted Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.  As a condition of the award of Restricted Shares, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to such shares of Common Stock.  The Committee may cause a legend or legends to be put on the certificate to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the shares of Common Stock, and any applicable federal or state laws.

(G)	No Entitlements

(1)
The Restricted Shares are discretionary awards.  Neither this Award Agreement nor the Plan confers on the Participant any right or entitlement to receive compensation or bonus in any specific amount for any future fiscal year (including, without limitation, any grants of future Awards under the Plan) and do not impact in any way the Company Group’s determination of the amount, if any, of the Participant’s compensation or bonus.  The Restricted Shares do not constitute salary, wages, regular compensation, recurrent compensation or contractual compensation for the year of grant or any later year and shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under law or any employee benefit plan or similar arrangement provided by the Company Group (including, without limitation, severance, termination of employment and pension benefits), unless otherwise specifically provided for under the terms of such plan or arrangement or by the Company Group.  The benefits provided pursuant to the Restricted Shares are in no way secured, guaranteed or warranted by Company Group.

(2)
The Restricted Shares are awarded to the Participant by virtue of the Participant’s employment with, and services performed for, the Company Group.  Neither this Award Agreement nor the Plan constitutes an employment agreement.  Nothing in either this Award Agreement or the Plan shall modify the terms of the Participant’s employment.

(3)
Subject to the terms of any applicable employment agreement, the Company reserves the right to change the terms and conditions of the Participant’s employment, including the division, subsidiary or department in which the Participant is employed.  This Award Agreement, the Plan, the grant of Restricted Shares, and/or any action taken or omitted to be taken under this Award Agreement or the Plan shall not be deemed to create or confer on the Participant any right to be retained in the employ of the Company Group, or to interfere with or to limit in any way the right of the Company Group to terminate the Participant’s employment at any time.  Moreover, the termination of employment provisions set forth in Section (B) only apply to the treatment of the Restricted Shares in the specified circumstances and shall not otherwise affect the Participant’s employment relationship.  By accepting this Award Agreement, the Participant waives any and all rights to compensation or damages in consequence of the termination of the Participant’s office or employment for any reason whatsoever insofar as those rights arise or may arise from the Participant’s ceasing to have rights under, or be entitled to receive payment in respect of, the Restricted Shares as a result of such termination, or from the loss or diminution in value of such rights or entitlements.  This waiver applies whether or not such termination amounts to a wrongful discharge or unfair dismissal.

(H)	Miscellaneous.

(1)
The Committee shall have the right to impose such restrictions on the Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(2)
The Board may, at any time, or from time to time, terminate, amend, modify or suspend the Plan, and the Board or the Committee may amend or modify this Award Agreement at any time; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Award Agreement without the Participant’s written consent.

(3)
Shares of restricted stock are not subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  Notwithstanding the forgoing or any provision of the Plan or this Award Agreement, if any provision of this Award Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A.  This Section (H)(3) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Restricted Shares will not be subject to taxes, interest and penalties under Section 409A.

(4)
Vesting of the Restricted Shares shall be subject to the Participant satisfying all applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation).  The Company shall have the power and the right to (i) deduct or withhold from all amounts payable to the Participant in connection with the Restricted Shares or otherwise, or (ii) require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law.  Further, the Company may permit or require the Participant to satisfy, in whole or in part, the tax obligations by withholding Shares that would otherwise be received upon vesting of the Restricted Shares.

(5)
This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable.  The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his rights under this Award Agreement.

(6)
All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Shares, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(7)	To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company by one of its duly authorized officers as of the Date of Award.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:
Name:
Title: